EXHIBIT 99.1

Ebix Reaches “Stalking Horse” Sale Agreement for Life Insurance and Annuity Business with Zinnia to Ensure Successful Recapitalization Efforts

•	Company Continues to Have Robust Worldwide Operations and Strong Fundamentals

•	Secures New Financing to Support Restructuring Process

•	Proposed Transaction Provides Ongoing Stability for the Insurance Industry, Ensuring Continued World Class Delivery for Clients

JOHNS CREEK, GA – December 18, 2023 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare, and e-learning industries, announced today that it has reached a “stalking horse” agreement to sell its North American Life and Annuity assets (the “NA L&A Assets”) to Zinnia, an Eldridge business and leading life insurance and annuity technology and service company, as part of its efforts to strengthen its balance sheet and position the Company for sustainable growth. This agreement is part of the strategic decision by the Company to seek a value-maximizing transaction that will benefit all stakeholders and put the company on the path towards sustainable growth and profitability. The NA L&A Assets being sold, accounted for 14.5% of Ebix’s worldwide GAAP revenues for the Year-to-date 9-month period preceding Sep.30th 2023.

To provide the time needed to identify and execute on its plans to effectuate the NA L&A Assets sale and to deleverage its balance sheet in a timely and efficient manner with the support of its key creditors and customers, U.S.-based Ebix, Inc. and certain U.S. affiliates (the “Company” or “Ebix”) filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Ebix’s approximately 200 affiliates outside the United States are not included in the U.S.-only Chapter 11 filing and will continue to operate normally. Ebix’s international subsidiaries and their franchisees around the world are similarly not included in the Chapter 11 filing. All worldwide operations of the Company will continue to operate in the ordinary course and without any interruption.

The Company will continue working with its existing customers, vendors, partners, and other stakeholders in the ordinary course of business. Ebix has secured the debtor-in-possession financing from its existing lenders to consummate these proceedings and continue business in the ordinary course. Zinnia’s proposed acquisition of the NA L&A Assets would allow for a seamless transition for Ebix’s customers.

“Zinna’s proposal acts as a baseline for competitive bids for the acquisition of our North American Life and Annuity assets to a prospective strategic software company, who can seamlessly handle our NA L&A customer base. During the Chapter 11 process, operations worldwide will continue in the ordinary course while we complete the marketing and sale process to address the maturity of the Company’s credit facility,” said Robin Raina, President and CEO of Ebix. “With less than 15% of our worldwide revenues coming from the NA L&A assets being sold to address the credit, and the rest of the businesses of the Company continuing to exhibit strong fundamentals, we believe that the Company’s future is bright - with strong operating fundamentals, a robust business model, world-class products, and a continued ability to generate healthy operating cash flows across the world.”

The sale will be implemented under Section 363 of the Bankruptcy Code, which will allow other potential bidders to submit bids through a Court-supervised competitive bidding process and allows for an auction of the NA L&A Assets. A “stalking horse” agreement serves to set up a baseline price by Zinnia for competitive bids, for the acquisition of Ebix’s NA L&A assets. Under the terms of the asset purchase agreement (the “APA”), Zinnia will pay $400 million subject to certain purchase price adjustments as set forth in the APA, subject to Court approval.

The Company has retained Jefferies LLC as investment banker to assist in conducting a value-maximizing marketing and sale process of the NA L&A Assets. The Company continues to engage with both strategic and institutional buyers regarding a potential sale transaction.

The Company has filed with the Court a series of customary “First Day Motions” to facilitate a smooth continuation of day-to-day operations for customers, employees, and other business partners. The motions are expected to be addressed by the Court in the coming days.

Court filings and other documents related to the court proceedings are available on a separate website administered by Ebix’s claims agent, Omni Agent Solutions, Inc. Email inquiries about the case can be sent to ebixinquiries@omniagnt.com.

Ebix is represented by Sidley Austin LLP as legal counsel, AlixPartners, LLP as its financial advisor, and Jefferies LLC as its investment banker.

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand infrastructure exchanges to the insurance, financial services, travel and healthcare industries.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in India and many Southeast Asian Nations (“ASEAN”) countries as of December 31, 2021, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management across 75+ countries including India. EbixCash’s Forex operations are carried out primarily through 82 retail branches, 62 retail kiosks in 16 international airports, including Delhi, Mumbai, Hyderabad, Chennai and Kolkata, 12 seaports, over 250 franchise partners across 69 cities, as well as offered through more than 1200 corporate clients, more than 27 bank clients, and 5-star hotels in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of the leading non-bank travel exchanges based in India and catering to approximately 517,000 agents and approximately 17,900 registered corporate clients as of December 31, 2021. EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

For more information, visit the Company’s website at www.ebix.com

About Ebix’s NA L&A Assets

Ebix’s NA L&A Assets include AnnuityNet and LifeSpeed, the industry leading Order Entry platform; WinFlex, a market-leading multi-carrier illustration tool used by over 35 carriers and more than 275,000 users; TPP (The Policy Processor), an industry leading underwriting platform; and SmartOffice, an insurance vertical driven CRM tool used by more than 35,000 agencies and advisors.

About Zinnia

Zinnia, an Eldridge business, powers exceptional insurance experiences, meeting the needs of consumers, advisors, and insurers. Through its technology solutions, marketplace offerings, TPA services, and data insights, Zinnia is building the modern infrastructure of the insurance industry to democratize insurance access for all. Zinnia is also backed by funds managed by KKR, a leading global investment firm.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our,” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts and wars.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com